Exhibit 99.1

[bigstar.com logo]

Contacts:	Robert S. Yingling, CFO
BigStar Entertainment, Inc. (212) 981-6311 bob@bigstar.com

Gary S. Maier/Angie H. Yang Pondel/Wilkinson Group (310) 207-9300 investor@pondel.com

BIGSTAR ENTERTAINMENT MOVES TO OTC BULLETIN BOARD

NEW YORK, NY, — January 17, 2001 — BigStar Entertainment, Inc. (OTC Bulletin Board: BGST) today announced that its common stock, previously traded on the Nasdaq National Market, commenced trading today on the OTC Bulletin Board.

             Nasdaq’s decision to delist the company is based on the bid price of the company’s common stock closing below $1.00 for thirty consecutive trading days.

About BigStar Entertainment

             BigStar Entertainment, Inc. operates bigstar.com a leading Shop-A-Tainment™ destination site, based on internal analysis of traffic, sales and other metrics. Bigstar.com is exclusively dedicated to filmed entertainment products, selling over 45,000 videos and digital video discs (DVDs). BigStar’s offering of more than 8,000 movie trailers, served through its BigStar Broadband Theater, is among the largest on the Internet.

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